            Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Oppenheimer Tremont Opportunity Fund LLC

We  consent  to the use of our  report  dated  May  24,  2007  for the  Oppenheimer  Opportunity  Fund  LLC and to the
references to our firm under the headings  "Financial  Highlights" and "Independent  Registered Public Accounting Firm
and Legal Counsel" in the registration statement on Form N-2.

/s/ KPMG LLP
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KPMG LLP

New York, New York
July 24, 2007